UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)     September 24, 2020

APPLIED ENERGETICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-14015	77-0262908
(Commission File Number)	(IRS Employer Identification No.)

2480 W Ruthrauff Road, Suite 140 Q, Tucson, Arizona	85705
(Address of Principal Executive Offices)	(Zip Code)

(520) 628-7415

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company: ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value, $.001	AERG	OTCQB

Item 1.01 – Entry into a Material Definitive Agreement.

Confidential Settlement Agreement and Release in Litigation Involving George P. Farley and AnneMarieCo, LLC

Effective September 24, 2020, Applied Energetics, Inc. entered into a Settlement Agreement with George P. Farley, its former CEO, and AnneMarieCo, LLC (“AMC”) as to which a Stipulation and Final Judgment was entered by the Delaware Court of Chancery on September 28, 2020. Under the agreement, 20,000,000 of the 25,000,000 shares originally issued to Farley (20,000,000 of which were transferred to AMC) were invalidated, the remaining 5,000,000 shares being deemed valid under Section 205 of the Delaware General Corporation Law. The agreement calls for the company to repurchase the remaining 5,000,000 shares at a price of $0.30 per share for an aggregate purchase price of $1,500,000. The agreement also provides for the release of funds in the amount of $582,377.26 securing the bond posted by the company in favor of Farley and AMC in connection with the litigation as previously disclosed. The agreement also contains standard mutual general release and confidentiality provisions.

Item 8.01 – Other Events -- Update on Litigation

The following provides an update on events concerning litigation involving Applied Energetics, Inc. Information regarding events occurring prior to the date of this Current Report on Form 8-K can be found in the company’s prior Current, Annual and Quarterly Reports on Forms 8-K, 10-K and 10-Q, respectively, on file with the Securities and Exchange Commission.

See Item 1.01 for information regarding the Settlement Agreements with George P. Farley and AnneMarieCo, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

APPLIED ENERGETICS, INC.

By:	/s/ Gregory J. Quarles
Gregory J. Quarles,
Chief Executive Officer

Date: September 29, 2020

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